Exhibit 10.4

CONTRIBUTION AGREEMENT

THIS CONTRIBUTION AGREEMENT (this “Agreement”) is entered into as of [_], 2024 by and between the individuals listed on Schedule 1 hereto (each, a “Contributing Party”) and FrontView Operating Partnership LP, a Delaware limited partnership (the “Operating Partnership” and, together with the Contributing Parties, the “Parties”). Capitalized terms used and otherwise not defined herein shall have the meanings ascribed to them in that certain Limited Liability Company Agreement of NADG NNN Convertible Preferred LLC, a Delaware limited liability company (“U.S. Preferred Investment Entity”), dated as of July 9, 2021, by and among Randall Starr, as the initial member of the U.S. Preferred Investment Entity, and the persons admitted to U.S. Preferred Investment Entity as members from time to time (as amended through the date hereof, the “Operating Agreement”).

WHEREAS, pursuant to Section 9.5.1 of the Operating Agreement, the Board of Directors has the right, in connection with any Property Fund REIT Liquidity Transaction, to cause the holders of the Preferred Units in the U.S. Preferred Investment Entity to contribute such Preferred Units to any Public Successor or operating partnership or other subsidiary of a Public Successor in order to facilitate a Pre-Liquidity Transaction;

WHEREAS, the Property Fund REIT will imminently engage in a Property Fund REIT Liquidity Transaction and, in connection therewith, the Board of Directors has approved a Pre-Liquidity Transaction in which each Contributing Party will contribute its Preferred Units to the Operating Partnership (as a subsidiary of the Public Successor) in exchange for operating partnership units in the Operating Partnership (“OP Units”);

WHEREAS, each Contributing Party previously entered into subscription documents in connection with its investment in the U.S. Preferred Investment Entity, which subscription documents provide that each Contributing Party irrevocably designates the U.S. Preferred Investment Entity as its true and lawful attorney and agent, with full power of substitution, to consummate a Pre-Liquidity Transaction in accordance with the Operating Agreement, and therefore to execute this Agreement and effectuate the Contributions (as defined below); and

WHEREAS, the Operating Partnership desires to accept the Contributions of Preferred Units and to issue OP Units to the Contributing Parties in respect thereof, in each case, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the promises and the covenants of the Parties, and for other good and valuable consideration, the receipt and sufficiency of which is hereby mutually acknowledged, the Parties agree as follows:

(1)          Contributions. Each Contributing Party hereby contributes, transfers, assigns and conveys to the Operating Partnership all of its right, title and interest in and to the Preferred Units set forth next to such Contributing Party’s name on Schedule 1 hereto (each, a “Contribution”), and the Operating Partnership hereby (i) accepts each such Contribution of Preferred Units as a capital contribution, and (ii) in respect of each Contribution, issues to each Contributing Party the number of OP Units set forth next to such Contributing Party’s name on Schedule 1 hereto.

(2)          Admission. In connection with the issuances of OP Units described in Section 1, (i) the Operating Partnership hereby admits each Contributing Party as a limited partner in the Operating Partnership in accordance with the terms of that certain Amended and Restated Limited Partnership Agreement of the Operating Partnership, dated as of the date hereof (the “OP LPA”), and (ii) each Contributing Party hereby agrees to be bound by the terms of the OP LPA.

(3)          Representations.

(a)          Each Contributing Party hereby represents and warrants to the Operating Partnership, which representations and warranties shall survive the execution of this Agreement, that the conveyance by such Contributing Party to the Operating Partnership of its Preferred Units (as listed on Schedule 1 hereto) constitutes a conveyance of good and unencumbered title to such Preferred Units, free and clear of all liens, security interests, encumbrances and adverse claims of any kind and nature;

(b)           Each Party hereby represents and warrants to each other Party, which representations and warranties shall survive the execution of this Agreement, that (i) this Agreement has been duly executed and delivered by such Party and constitutes the legal, valid and binding obligation of such Party, enforceable in accordance with its terms (subject to applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally, equitable principles and judicial discretion), and (ii) neither the execution and delivery of this Agreement, nor the performance by each Party of its obligations hereunder, has resulted or will result in any violation of, or constitute a default under, any agreement or any permit, judgment, decree or order to which such Party is a party or by which it is bound; and

(c)           Each Contributing Party is not a “foreign person” within the meaning of Section 1445 of the Code and the Treasury Regulations thereunder.

(4)          Further Assurances. Each of the Parties agrees to cooperate at all times from and after the date hereof with respect to all of the matters described herein, and to execute and deliver, or to cause to be executed and delivered, all such instruments, and to take all such action, in order to effectuate the intent and purposes of, and to carry out the terms of, this Agreement.

(5)          Binding Effect. This Agreement shall be binding upon, and shall inure to the benefit of, the Parties and their respective successors and assigns.

(6)          Third-Party Beneficiaries. The terms and provisions of this Agreement are intended solely for the benefit of each of the Parties and their respective successors and permitted assigns, and it is not the intention of the Parties to confer third-party beneficiary rights, and this Agreement does not confer any such rights, upon any other person or entity.

(7)          Execution in Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

(8)          Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Delaware, all rights and remedies being governed by such laws, without giving effect to any choice or conflict of law provision or rule (whether of the state of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

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IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement as of the date and year first above written.

OPERATING PARTNERSHIP:

FRONTVIEW OPERATING PARTNERSHIP LP

By:	FRONTVIEW REIT, INC., its general partner

By:
Name:
Title:

CONTRIBUTING PARTIES:

[Signature Page to Contribution Agreement]

Schedule 1

Contributing Party Name	Preferred Units Contributed	OP Units Issued